EXHIBIT 99.1
NEWS RELEASE
LINN ENERGY ANNOUNCES APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER
HOUSTON, August 24, 2015 – LINN Energy, LLC (Nasdaq: LINE) (“LINN” or the “Company”) and LinnCo, LLC (Nasdaq: LNCO) (“LinnCo”) announced today that David B. Rottino has been appointed as Executive Vice President and Chief Financial Officer of both LINN and LinnCo, effective immediately. Mr. Rottino joined the Company in June 2008 as Senior Vice President and Chief Accounting Officer and has served as Executive Vice President, Business Development and Chief Accounting Officer since January 2014. Previously, he served as Senior Vice President of Finance, Business Development and Chief Accounting Officer from July 2010 to January 2014. Mr. Rottino has more than 20 years of experience in the oil and natural gas industry and has also held leadership positions with El Paso Corporation, ConocoPhillips and Burlington Resources. He holds a BBA from Texas Tech University and received his MBA from Texas Christian University. In his new role, Mr. Rottino will lead the Company’s existing finance and investor relations teams, along with his continued oversight of the accounting and business development functions at the Company.
“David has demonstrated tremendous leadership in the Company’s transformational initiatives over the past two years, which have resulted in a more stable asset base and an improved ability to weather this current challenging environment,” said Mark E. Ellis, Chairman, President and Chief Executive Officer. “We believe his extensive industry knowledge, as well as his significant finance and accounting experience, will serve us well as we navigate an uncertain period of low commodity prices and position the Company for the future.”
Kolja Rockov, Executive Vice President and Chief Financial Officer, will be leaving the Company to pursue other opportunities. This mutually agreed departure is not related to any disagreement with the Company’s policies or practices.
Mr. Ellis commented, “We want to express our sincere appreciation to Kolja for his vision in leading the formation of our sector with LINN’s IPO in 2006. His enthusiasm and innovation were central to LINN’s growth from a small private company to one of the largest U.S. independent oil and natural gas producers over the last decade.”
ABOUT LINN ENERGY
LINN Energy’s mission is to acquire, develop and maximize cash flow from a growing portfolio of long-life oil and natural gas assets. LINN Energy is a top-20 U.S. independent oil and natural gas development company, with approximately 7.3 Tcfe of proved reserves in producing U.S. basins as of December 31, 2014. More information about LINN Energy is available at www.linnenergy.com.
ABOUT LINNCO
LinnCo was created to enhance LINN Energy’s ability to raise additional equity capital to execute on its acquisition and growth strategy. LinnCo is a Delaware limited liability company that has elected to be taxed as a corporation for United States federal income tax purposes, and accordingly its shareholders will receive a Form 1099 in respect of any dividends paid by LinnCo. More information about LinnCo is available at www.linnco.com.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to forward-looking statements about acquisitions, divestitures and trades, potential strategic alliances, timing and payment of distributions, and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:    LINN ENERGY, LLC
Investors & Media:
Clay Jeansonne - Vice President - Investor Relations
281-840-4193
Sarah Nordin - Public Relations & Media
713-904-6605